                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          FIRST MIDWEST BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

[LOGO APPEARS HERE]                                       [ADDRESS APPEARS HERE]



March 7, 1997



Dear Shareholder:

The 1997 Annual Meeting of Shareholders of First Midwest Bancorp, Inc., will be held on Wednesday, April 16, 1997 at 9:00 a.m. at the Holiday Inn, 1801 Naper Boulevard, Naperville, Illinois.

The purpose of the Annual Meeting will be to elect three directors, namely, Bruce S. Chelberg, Joseph W. England and Robert P. O'Meara. We currently know of no other business to be considered at the meeting.

It is with regret that we inform you that Directors Alan M. Hallene and Robert
E. Joyce, whose terms of office expire with the 1997 Annual Meeting, have decided for personal reasons not to stand for re-election. Directors Hallene and Joyce have served with distinction since the Company's founding in 1982 and their many significant contributions are acknowledged.

Whether you plan to attend the Annual Meeting or not, please date and sign the enclosed proxy card and return it in the accompanying envelope. Your vote is very important regardless of how many shares you own. If you attend the Annual Meeting and wish to vote in person, you may do so even though you have previously sent in a proxy.

Yours very truly,


/s/ Robert P. O'Meara
Robert P. O'Meara
President and Chief Executive Officer

[LOGO APPEARS HERE]                                       [ADDRESS APPEARS HERE]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 16, 1997


To the Shareholders of
FIRST MIDWEST BANCORP, INC.:

     The Annual Meeting of Shareholders of First Midwest Bancorp, Inc. will be held at the Holiday Inn, 1801 Naper Boulevard, Naperville, Illinois, on Wednesday, April 16, 1997 at 9:00 a.m. for the purpose of electing three directors and transacting such other business as may be properly brought before the Annual Meeting or any adjournment thereof. (Management at present knows of no other business to be brought before the Annual Meeting.)

     The Board of Directors has fixed the close of business on February 20, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

     Whether you plan to attend the Annual Meeting or not your prompt execution and return of the enclosed proxy will be appreciated.

By Order of the Board of Directors:


/s/ Alan R. Milasius
Alan R. Milasius
Senior Vice President & Corporate Secretary


March 7, 1997

[LOGO APPEARS HERE]                                       [ADDRESS APPEARS HERE]


                                PROXY STATEMENT
                  FOR ANNUAL MEETING TO BE HELD APRIL 16, 1997



                               VOTING PROCEDURES

Introduction

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Midwest Bancorp, Inc. (the "Company"), a Delaware corporation, of proxies for use at the Annual Meeting of Shareholders to be held April 16, 1997 at 9:00 a.m. and at any adjournments of that meeting (the "Annual Meeting"). The Board of Directors has fixed the close of business on February 20, 1997 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding 16,791,230 shares of $0.01 per share par value Common Stock ("Common Stock"). Each outstanding share of Common Stock entitles the holder to one vote.

     Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If there are no such instructions, the shares will be voted in favor of the election of the nominees for director and in the discretion of the named proxies on any other matters which may properly come before the Annual Meeting. A shareholder may revoke his proxy by: executing a later-dated proxy; giving written notice of such revocation to the Corporate Secretary; or voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute the revocation of a proxy.

     The Inspector of Election appointed by the Board of Directors for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting and will determine whether or not a quorum is present. The Inspector of Election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The date of this Proxy Statement is March 7, 1997. The approximate date on which this Proxy Statement, form of proxy and the Company's 1996 Annual Report are first being sent to the Company's shareholders is March 7, 1997. Where applicable, data included within this Proxy Statement has been adjusted to reflect the five-for-four stock split paid December 16, 1996 to shareholders of record on December 1, 1996.

Voting of Shares in the First Midwest Bancorp, Inc. Dividend Reinvestment Plan

     The Company's Stock Transfer Agent, American Stock Transfer & Trust Company, is the record owner of all shares of Common Stock held for participants in the Dividend Reinvestment & Stock Purchase Plan ("DR Plan"). Each DR Plan participant will receive a single proxy card covering those shares of Common Stock credited to the participant's DR Plan account and those shares owned outside the DR Plan.

Direction Cards for Participants in the First Midwest Bancorp Employee Stock Ownership Plan and the First Midwest Bancorp Savings and Profit Sharing Plan

     First Midwest Trust Company, N.A., as Trustee under the First Midwest Bancorp Employee Stock Ownership Plan (the "ESOP") and the First Midwest Bancorp Savings and Profit Sharing Plan (the "Profit Sharing Plan"), is the record owner of all shares of the Common Stock held for participants in the ESOP and the Profit Sharing Plan. The Trustee will vote the shares held for the account of each ESOP and Profit Sharing Plan participant in accordance with the directions received from participants. In order to obtain such voting directions, the Trustee will forward this Proxy Statement and a buff-colored and a blue-colored direction card to each ESOP and each Profit Sharing Plan participant, respectively. The direction card(s) must be executed and returned if the shares held pursuant to the ESOP and Profit Sharing Plan are to be voted, provided that shares held in the Profit Sharing Plan for which no directions are received will be voted by the Trustee proportionally in the same manner as it votes shares for which directions were received. All direction cards returned will be kept confidential by the Trustee or its tabulating agent and will not be disclosed to the Company or any of its employees. Because ESOP and Profit Sharing Plan participants are not the record owners of the related shares, such shares may not be voted in person by ESOP or Profit Sharing Plan participants at the Annual Meeting.

Cost of Solicitation

     The cost of solicitation of proxies will be paid by the Company. Directors, officers, employees and agents of the Company may solicit proxies by mail, telephone, personal interview and other means. Directors, officers and employees will receive no additional compensation for solicitation services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares of record held by them and will be reimbursed for their reasonable expenses.


                             ELECTION OF DIRECTORS

     At its regular meeting of February 19, 1997, the Board of Directors was formally advised by Directors Alan M. Hallene and Robert E. Joyce that, for personal reasons, such Directors would not stand for re-election when their terms of office expire at the 1997 Annual Meeting. Directors Hallene and Joyce have each served with distinction since the Company's founding in 1982 and the Company thanks them for their advice, counsel and many contributions.

     As a result of the foregoing, on February 19, 1997 the Board of Directors reduced the number of Directors comprising the Board from twelve to ten. To make the three classes of Directors approximately equal in number, the Board nominated Director Bruce S. Chelberg for election to the class of Directors serving until the year 2000 (Director Chelberg was previously in the class of Directors serving until the year 1998). The Board contemplates increasing the number of Directors from the current ten to approximately twelve once suitable candidates have been identified, and accordingly, the Nominating Committee has commenced a director search.

     Each year the shareholders elect the members of a class of Directors for a term of three years. The Director Nominees named below have been nominated for election for a term to end at the Annual Meeting in the year 2000 or until their successors are elected. The Board of Directors has no reason to believe that any of the Director Nominees will not be available for election. However, if any of the Director Nominees is not available for election, proxies may be voted for the election of other persons selected by the Board of Directors. Proxies cannot, however, be voted for a greater number of persons than the number of Director Nominees named. To be elected as a Director, each Director Nominee must receive the favorable vote of a plurality of the shares represented and entitled to vote at the Annual Meeting. Certain biographical information (including principal occupation or employment for the past five years) concerning each Director Nominee and Continuing Director, as of the date of the Annual Meeting, is set forth below:


Director Nominees To Serve Until The Year 2000

     Bruce S. Chelberg, 62 (Director since 1989)

          Mr. Chelberg is Chairman and Chief Executive Officer of Whitman Corporation (diversified, multinational holding company), Rolling Meadows, Illinois. He is a director of Whitman Corporation, Snap-On Tools Corporation and Northfield Laboratories, Inc.

          Mr. Chelberg is Chairman of the Company's Nominating Committee and is a member of the Company's Executive Committee.

     Joseph W. England, 56 (Director since 1986)

          Mr. England is Senior Vice President of Deere & Company (mobile power equipment manufacturer), Moline, Illinois.

          Mr. England is Chairman of the Company's Audit Committee.

     Robert P. O'Meara, 59 (Director since 1982)

          Mr. O'Meara is President and Chief Executive Officer of First Midwest Bancorp, Inc. He is a member of the Company's Executive Committee and is the brother of John M. O'Meara.


Continuing Directors Serving Until The Year 1998

     C.D. Oberwortmann, 87 (Director since 1982)

          Mr. Oberwortmann is Chairman of the Board of First Midwest Bancorp, Inc. and is Chairman of the Company's Executive Committee.

     John M. O'Meara, 51 (Director since 1982)

          Mr. O'Meara is Executive Vice President and Chief Operating Officer of First Midwest Bancorp, Inc. He is a member of the Company's Executive Committee and is the brother of Robert P. O'Meara.

     J. Stephen Vanderwoude, 53 (Director since 1991)

          Mr. Vanderwoude is Chairman and Chief Executive Officer of Madison River Telephone Company (telephone system acquiror and operator), Chapel Hill, North Carolina. From 1993 to 1995, he was President and Chief Executive Officer (retired, 1995) of Video Lottery Technologies, Inc. From 1989 to 1993, he was President of Centel Corporation; Centel Corporation was acquired by Sprint Corporation in 1993, at which time he became President of Sprint's Local Telecomm Division. He is a director of V-Band Corporation.

          Mr. Vanderwoude is a member of the Company's Audit Committee.

Continuing Directors Serving Until The Year 1999

     Andrew B. Barber, 88 (Director since 1982)

          Mr. Barber is Vice Chairman of the Board of First Midwest Bancorp, Inc. and is a member of the Company's Executive Committee.

     O. Ralph Edwards, 62 (Director since 1988)

          Mr. Edwards is Corporate Vice President-Human Resources (retired,
          1992) of Abbott Laboratories (health care products manufacturer), Abbott Park, Illinois.

          Mr. Edwards is Chairman of the Company's Compensation Committee and is a member of the Company's Nominating Committee.

     Thomas M. Garvin, 61 (Director since 1989)

          Mr. Garvin is Chairman and Chief Executive Officer of G.G. Products Company (food business acquiror), Oak Brook, Illinois. Prior to 1993, he was the President and Chief Executive Officer of the Keebler Company. He is a director of Corporate Renaissance Group, Inc.

          Mr. Garvin is a member of the Company's Executive and Audit
          Committees.

     Sister Norma Janssen, O.S.F, 49 (Director since 1993)

          Sister Norma is Chairperson and Chief Executive Officer of Franciscan Sisters Health Care Corporation (health care provider), Mokena, Illinois.

          Sister Norma is a member of the Company's Compensation Committee.


                         BOARD OF DIRECTORS' OPERATIONS

Board of Directors and Committee Meetings

     The Board of Directors has established Executive, Audit, Compensation and Nominating Committees, and may periodically establish other Committees as deemed advisable.

     The members of the Executive Committee are: C.D. Oberwortmann, Chairman; Andrew B. Barber; Bruce S. Chelberg; Thomas M. Garvin; John M. O'Meara; and Robert P. O'Meara. The function of this Committee is to exercise certain powers of the Board of Directors, as defined by the Company's By-Laws, between Board meetings. The Executive Committee met four times during 1996.

     Audit Committee members during 1996 were: Joseph W. England, Chairman; Bruce S. Chelberg; Thomas M. Garvin; and J. Stephen Vanderwoude. The functions of this Committee are to: select and recommend to the Board of Directors the independent auditors; review the plans for, and the findings from, the independent and internal audits; and review the results of the regulatory agency examinations of the Company. The Audit Committee met five times in 1996. As of February 19, 1997, the members of the Audit Committee were: Joseph W. England, Chairman; Thomas M. Garvin; and J. Stephen Vanderwoude.

     The members of the Compensation Committee during 1996 were: O. Ralph Edwards, Chairman; Alan M. Hallene; and Sister Norma Janssen. The functions of this Committee are to determine and recommend to the Board of Directors the compensation of the Company's directors and to review the propriety of the Company's compensation and benefits programs. The Compensation Committee met four times in 1996. As of February 19, 1997, the members of the Compensation Committee were: O. Ralph Edwards, Chairman, and Sister Norma Janssen.

     The members of the Nominating Committee during 1996 were Alan M. Hallene, Chairman, and Bruce S. Chelberg. The functions of this Committee are to establish criteria for the nomination of directors and identify and recommend to the Board of Directors candidates for director nomination. The Nominating Committee did not meet during 1996. As of February 19, 1997, the members of the Nominating Committee were Bruce S. Chelberg, Chairman, and O. Ralph Edwards.

     The Company's Board of Directors held four meetings during 1996. Except for Directors Hallene and Joyce, each Director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the various Committees of the Board of Directors on which he/she served.

Board of Directors' Compensation

     Non-employee members of the Board of Directors are compensated by the Company through an annual $11,000 retainer, payable quarterly, and a $750 fee for each Board meeting attended. Non-employee chairpersons of Board committees receive an additional $1,500 annual retainer, payable quarterly. Non-employee committee members, including the chairperson, also receive a $750 fee for each Committee meeting attended. The median total compensation paid in 1996 to non-employee directors was $17,750. Employee members of the Board (i.e., C. D. Oberwortmann, John M. O'Meara and Robert P. O'Meara) receive no Board compensation.

Deferred Compensation Plan for Non-employee Directors

     The "Deferred Compensation Plan for Non-employee Directors" allows non-employee directors to defer receipt of either 50% or 100% of any director fees and retainers due such directors. The deferred director fees and retainers are payable at the director's election either as a lump sum or in installments over a period not to exceed ten years. Payments under this plan begin at the date specified by the director or upon cessation of service as a director.

Board of Directors' Retirement Policy

     The Company's Board of Directors Retirement Policy requires a director to resign upon attainment of age seventy or upon the occurrence of certain defined events. Directors Barber and Oberwortmann have been deemed by the Board of Directors to be "founding directors" of the Company not subject to the retirement provisions until January 1, 1998, which date may be extended as the Board of Directors deems appropriate.

     Retired directors may be considered for appointment as nonvoting "Emeritus Directors" upon recommendation of the Nominating Committee. Emeritus Directors will be available for advice and counsel to the Company and will receive an annual $1,000 retainer, payable quarterly. It is with deep regret that we inform you that the Company's only Emeritus Director, Robert K. Anderson, died during 1996. Director Joyce will be considered for appointment as an Emeritus Director at the May 1997 meeting of the Board.


                       EXECUTIVE OFFICERS OF THE COMPANY

     The Company's Executive Officers are elected annually by the Company's Board of Directors. Certain information regarding the Company's Executive Officers is set forth below.

                                                                                               Executive
                                                                                               Officer
Name (Age as of April 16, 1997)        Position or Employment for Past Five Years              Since
---------------------------------      --------------------------------------------------      ---------
Clarence D. Oberwortmann (87)          Chairman of the Board                                    1982
Andrew B. Barber (88)                  Vice Chairman of the Board                               1982
Robert P. O'Meara (59)                 President & Chief Executive Officer                      1982
John M. O'Meara (51)                   Executive Vice President & Chief Operating Officer       1987
Donald J. Swistowicz (45)              Executive Vice President & Chief Financial Officer       1982

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information with respect to annual and other compensation paid to the Company's Chief Executive Officer and the other highest paid Executive Officers of the Company whose annual base salary and bonus for the last fiscal year exceeded $100,000:

                                                                Long-Term
                                                                Compensation
                                                                ------------
                                                                Awards
                                                                ------------
                                      Annual Compensation       Securities     All Other
Name and Principal          Fiscal   -----------------------    Underlying      Compen-
Position                     Year    Salary ($)    Bonus ($)    Options(#)     sation ($)
--------------------------  ------   ----------    ---------    ----------     ----------
Robert P. O'Meara,           1996     $416,000      $100,825       12,773       $58,313
President & Chief            1995      400,000        91,071       13,861        55,907
Executive Officer.           1994      375,000        86,149       12,743        57,148

John M. O'Meara,             1996      338,000       106,921       10,378        53,130
Executive Vice               1995      325,000       123,996       11,263        45,433
President & Chief            1994      305,000        70,069       10,364        46,490
Operating Officer.

Donald J. Swistowicz,        1996      165,000        34,079        4,343        22,852
Executive Vice President     1995      152,000        33,717        4,515        20,600
& Chief Financial and        1994      142,500        27,134        4,150        21,051
Accounting Officer.

     Note
     "All Other Compensation" represents contributions by the Company to the Company's qualified and non-qualified defined contribution retirement plans.


Stock Option Grants in 1996

                                    Individual Grants
----------------------------------------------------------------------------------------------
                                         % of
                          No. of         Total
                          Securities     Options
                          Underlying     Granted to   Per Share                     Grant Date
                          Options        Employees    Exercise                      Present
Name                      Granted (#)    in 1996      Price ($)   Expiration Date   Value ($)
----------------------    -----------    ----------   ---------   ---------------   ----------
Robert P. O'Meara           12,773          7.9%       $22.80      Feb. 21, 2006     $61,694
John M. O'Meara             10,378          6.4%       $22.80      Feb. 21, 2006      50,126
Donald J. Swistowicz         4,343          2.7%       $22.80      Feb. 21, 2006      20,977

     Notes
     The "Grant Date Present Value", above, was determined using the so-called "Black-Scholes" option pricing model. The significant factors or assumptions incorporated into the Black-Scholes model in estimating the Grant Date Present Value were as follows:

     . An exercise price of each option of $22.80, which is equal to the fair market value of the Company's Common Stock on the date of grant, and an option term of ten years.

     . An interest rate of 5.00% that represents the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term.

     . Volatility of 16.7% calculated using daily stock prices for a four-year period.

     . Dividends at the rate of $0.67 per share, representing the annualized dividends paid with respect to a share of the Company's Common Stock at the date of grant.

     . Reductions of approximately 18% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

     The ultimate value of the options will depend on the future market price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an executive may realize upon the exercise of an option will depend on the excess of the market value of the Company's Common Stock, on the date the option is exercised, over the exercise price of the option.


Aggregated Option Exercises in 1996 and Option Value Table as of December 31,
1996


                                                Number of Securities          Value of
                          Shares                Underlying Unexercised        Unexercised In-the-Money
                          Acquired              Options at Dec. 31, 1996      Options at Dec. 31, 1996
                          on         Value      ---------------------------   ---------------------------
Name                      Exercise   Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
--------------------      --------   --------   -----------   -------------   -----------   -------------
Robert P. O'Meara            N/A        N/A       102,069         33,005       $1,767,435      $374,330
John M. O'Meara              N/A        N/A        78,646         26,822        1,357,294       304,208
Donald J. Swistowicz         N/A        N/A        31,228         10,933          539,337       123,716

     Notes
     "N/A" denotes that, since the inception of the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan, no stock option exercises by the named executives have occurred. Additionally, options are considered "in-the-money" if the fair market value of the underlying Common Stock exceeds the exercise price of the related stock option. For "in-the-money" options, the "Value of Unexercised In-the-Money Options at December 31, 1996" represents the difference between the closing price ($32.625) of the Common Stock on December 31, 1996 and the exercise price of the underlying options, multiplied by the number of applicable options. Since the inception of such Plan, no stock options have been repriced.


Defined Benefit or Actuarial Pension and Retirement Plans

                           Consolidated Pension Plan


     Average                     Years of Service
     Final      ----------------------------------------------------
     Earnings     10       15       20       25       30       35
     --------   -------  -------  -------  -------  -------  -------
     $125,000   $10,265  $15,397  $20,529  $25,661  $30,794  $35,926
      150,000    12,715   19,072   25,429   31,786   38,144   44,501
      175,000    15,165   22,747   30,329   37,911   45,494   53,076
      200,000    17,615   26,422   35,229   44,036   52,844   61,651
      225,000    20,065   30,097   40,129   50,161   60,194   70,226

     The table above illustrates the amount of annual retirement income, computed on an actuarial basis using the "straight-life annuity method", provided by the Company's consolidated defined benefit pension plan at normal retirement age (65) in specified average earnings and service classifications. (Benefits are payable for life, or if spousal benefits are elected, a reduced amount is payable for the life of the employee and of the surviving spouse.)

     "Average Final Earnings" are determined substantially on the basis of the "annual compensation" included in the Summary Compensation Table, subject to the provisions of the Internal Revenue Code of 1986, as amended (the "Code") limiting the amount of annual compensation which may be taken into account. (The limitation for 1996 was $150,000. For the five years prior to 1996, the limitations were as follows: 1995 -$150,000; 1994 - $150,000; 1993 - $235,840;
1992 - $228,860; and, 1991 - $222,200.) The amounts shown in the pension table, above, are not offset by any Social Security benefits available. At December 31, 1996, the years of credited service for the Company's consolidated defined benefit pension plan for the individuals named in the Summary Compensation table were as follows: Robert P. O'Meara - 17; John M. O'Meara - 17; and Donald J. Swistowicz
- 15.

                           Nonqualified Pension Plan

     Because benefits from the Company's consolidated pension plan are subject to limitations under the Code, during 1989 the Company's Board of Directors authorized the establishment of a nonqualified pension plan (the "nonqualified plan"). The nonqualified plan provides for additional pension payments from the general assets of the Company of amounts which would have been paid to participants under the actuarially-based pension formula of the Company's consolidated pension plan absent the compensation limitations of the Code. In order to reduce the administrative burden associated with the maintenance of a nonqualified plan, the Board of Directors approved the crediting as deferred compensation, to all employees participating in the nonqualified plan, of the present value of the nonqualified vested pension benefits accrued during the year. Amounts credited in 1996 as deferred compensation for 1996 service to the executives listed in the Summary Compensation Table were as follows: Robert P. O'Meara -$48,868; John M. O'Meara - $30,410; and Donald J. Swistowicz - $5,623.


Executive Employment Agreements

     In order to advance the interests of the Company by enabling the Company to attract and retain the services of key executives upon which the successful operations of the Company are largely dependent, during 1990 the Board of Directors authorized the Compensation Committee to tender Employment/Change in Control Agreements to such key executives. The Compensation Committee has determined that the following executives are eligible for such Agreements: Class I Agreements -- Robert P. O'Meara and John M. O'Meara; Class II Agreements -- Donald J. Swistowicz and 5 other senior executives of the Company's subsidiaries; and Class III Agreements -- 31 other senior executives of the Company or its subsidiaries.

     The Agreements are for a base term of two years for Classes I and II and one year for Class III and automatically renew unless 90 days notice of non-renewal is provided to the other party. If an executive's employment is terminated prior to the expiration of the Agreement or by the providing of notice of non-renewal, or if the executive is constructively discharged (for example, as a result of a material reduction in responsibilities or compensation, or other material breach of the Agreement by the Company), the executive is entitled to a severance benefit of: twelve months base pay for Class I executives and six months base pay for Class II and III executives; a prorata short-term bonus award; and a limited amount of health care and outplacement counseling benefits. If the executive remains unemployed at the end of such time periods, an additional amount of limited benefits may be provided at the discretion of the Company.

     Upon a change in control, as defined, the term of the Agreement is extended three, two and one year(s) for Class I, II and III executives, respectively, from the date of the change in control. An executive who is terminated or constructively discharged after a change in control is entitled to a lump sum payment of the aggregate value [three, two and one time(s) such value for Classes I, II and III, respectively] of the following benefits: severance pay (base salary and short-term bonus awards); perquisites to which the executive was entitled on the date of the change in control; a limited amount of group health care benefits; contributions for benefits expected to be made to the Company's tax-qualified and nonqualified retirement plans; and a limited amount of outplacement counseling.

     Supplemental compensation will also be provided to mitigate the effects of any excise taxes applicable to executive employment payments. Each executive is subject to a confidentiality agreement, and if the executive voluntarily terminates employment prior to a change in control, the executive will be subject to noncompetition and nonsolicitation agreements.

Compensation Committee Report on Executive Compensation

     The Compensation Committee (the "Committee") believes that the Company's compensation strategy reflects the following: compensation should focus executives on achieving performance objectives that enhance shareholder value; compensation should motivate executives to both individually and collectively take actions that support the attainment of the Company's mission and long and short-term objectives; and compensation should enable the Company to attract and retain individuals who are in a position to contribute materially to the Company's growth, development and financial success.

     Executive compensation consists of three primary, variable elements: a base salary; a potential cash bonus award under the Company's Short-Term Incentive Plan; and a potential stock option or other award under the Company's 1989 Omnibus Stock and Incentive Plan. In determining the appropriate mix among these elements, the Committee considers the results of compensation comparisons performed by the Company itself, the Company's independent compensation consultant, Hewitt Associates, and various industry associations. Additionally, the specific factors considered by the Committee in establishing executive compensation under each of these elements are discussed below.

                                  Base Salary

     Executive base salaries are reviewed annually by the Committee and presented to the full Board for approval; executives who are members of the Board of Directors do not participate in the approval process. Executive base salaries are typically targeted at the competitive median for services performed in similar capacities in similarly-sized financial institutions, adjusted primarily for individual performance and also for other factors, such as experience, responsibility and internal equity. Based upon the foregoing, the annual base salaries of Robert P. O'Meara, John M. O'Meara and Donald J. Swistowicz were fixed for 1996 as disclosed in the Summary Compensation Table.

             First Midwest Bancorp, Inc. Short-Term Incentive Plan

     The First Midwest Bancorp, Inc. Short-Term Incentive Plan ("Incentive Plan"), established in 1989, is an integral element of the compensation mix because the Incentive Plan specifically aligns the short-term performance goals of the Company and its subsidiaries with the goals of the individual employees responsible for achieving such goals. Approximately 280 employees were designated Incentive Plan participants during 1996. Such employees are placed into one of eight participant categories based upon salary grade. Target awards are expressed as a percentage of base salary and range from 5% to 25%, depending upon participant category. (The 1996 target award for Robert P. O'Meara and John
M. O'Meara was 25% each, while the target award for Donald J. Swistowicz was 20%.) Based upon the level of attainment of predetermined annual corporate performance goals as well as predetermined individual performance goals, an award ranging between 0% to 150% of the target can be earned. Based upon the foregoing criteria, Robert P. O'Meara, John M. O'Meara and Donald J. Swistowicz earned the Incentive Plan cash bonus awards for 1996 as disclosed in the Summary Compensation Table.

       First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan

     The First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan ("Omnibus Plan") allows the granting of both incentive and nonstatutory stock options, stock appreciation rights, restricted stock, performance units and performance shares. To date, only nonstatutory stock options have been awarded. The Omnibus Plan is administered by the Committee with participants being selected from those employees who are in a position to contribute materially to the Company's long-term growth, development and financial success. Approximately 70 employees were Omnibus Plan participants during 1996. The exercise price of each stock option reflects the fair market value of the Company's Common Stock on the date of grant. By featuring a long-term vesting schedule, the Committee seeks to motivate Omnibus Plan participants to enhance the long-term performance of the Company.

     The number of options awarded a participant is determined by taking a Committee-established percentage of that participant's base salary and dividing that amount by the fair market value of the Company's Common Stock on the date of grant. (The percentage of base salary utilized in 1996 for Robert P. O'Meara and John M. O'Meara was 70% while that for Donald J. Swistowicz was 60%.) Such number of options, however, may be reduced through application of a multiplier of 0% or 50% to reflect the Committee's assessment of a participant's individual performance. Based upon the foregoing criteria, Robert
P. O'Meara, John M. O'Meara and Donald J. Swistowicz earned the Omnibus Plan stock option awards as disclosed in the Summary Compensation Table.

                      Chief Executive Officer Compensation

     Each element of Robert P. O'Meara's compensation is determined on the same basis, as previously described in this report, as the compensation of the other two named executives. Accordingly: his base salary was fixed for 1996 as disclosed in the Summary Compensation Table; his Short Term Incentive Plan cash bonus award for 1996 reflected the Company's substantial attainment of the predetermined annual performance goals previously described; and, his 1996 stock option award under the Omnibus Plan reflected utilization of the Committee-established percentage of his base salary with no reduction based upon his performance.

                    Deductibility of Executive Compensation

     The Committee does not believe that the limitations on the deductibility of executive compensation imposed by Internal Revenue Code Section 162(m) will affect the deductibility of compensation expected to be paid under the Company's existing plans and programs during 1997. The Committee will continue to evaluate any impact which Section 162(m) may have and take such actions as it deems appropriate.

              Responsibility for Report on Executive Compensation

     This Compensation Committee Report on Executive Compensation was prepared by the Committee, whose members during 1996 were: O. Ralph Edwards, Chairman; Alan M. Hallene; and Sister Norma Janssen.

     The Committee's Report on Executive Compensation and the following Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed "filed" under such Acts.

Stock Performance Graph

     The graph below compares, over a five-year period, the cumulative total return (defined as stock price appreciation and dividends) to shareholders for the Company's Common Stock against a broad-market total return equity index and a commonly-published industry total return equity index. The broad-market total return equity index utilized in this comparison is the "Standard & Poor's 500 Stock Index" ("the S & P 500"), which is a composite index of the equity performance of 500 representative companies within those industry groups deemed significant by Standard & Poor's. The published industry index utilized in the comparison is the Keefe, Bruyette & Woods, Inc. "KBW 50 Total Return Index" (the "KBW 50 TR"), which is a composite index of the equity performance of 50 banking companies located throughout the United States which range in asset size from $11 billion to $323 billion and are of a median asset size of $36 billion.

             Comparison of Five Year Cumulative Total Return Among
              the Company, the S & P 500 Index & KBW 50 TR Index *

                       [PERFORMANCE GRAPH APPEARS HERE]

                First Midwest   S&P 500   KBW 50 TR
                -------------   -------   ---------
1991..........      $100         $100       $100
1992..........      $124         $108       $127
1993..........      $164         $118       $134
1994..........      $160         $120       $128
1995..........      $198         $165       $204
1996..........      $288         $203       $289

     * Assumes $100 invested on December 31, 1991 in the Company's Common Stock, the S & P 500 and the KBW 50 TR and the reinvestment of all related dividends.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

Directors, Director Nominees and Executive Officers

     The following table sets forth, as of the Annual Meeting record date, information with respect to the beneficial ownership of the outstanding shares of Common Stock (16,791,230 shares) and vested-but-not-exercised nonstatutory stock options (719,239 shares) by each Director, Director Nominee and Executive Officer named in the Summary Compensation Table, and all Directors, Director Nominees and Executive Officers as a group. To the knowledge of the Company, no shareholder beneficially owns 5% or more of the outstanding Common Stock.

                                                             Number of Vested,
                                                             Unexercised Stock
                                     Number      Percent     Options Included in
     Beneficial Owner                of Shares   Ownership   Shares Listed to Left
     ---------------------------     ---------   ---------   ---------------------
     Andrew B. Barber                 429,139     2.45%                   0
     Bruce S. Chelberg                  8,750     0.05%                   0
     O. Ralph Edwards                   1,411     0.01%                   0
     Joseph W. England                  5,448     0.03%                   0
     Thomas M. Garvin                   5,854     0.03%                   0
     Alan M. Hallene                   10,721     0.06%                   0
     Sister Norma Janssen, O.S.F.           0     0.00%                   0
     Robert E. Joyce                  406,238     2.32%                   0
     C.D. Oberwortmann                431,273     2.46%                   0
     John M. O'Meara                  451,559     2.58%              89,459
     Robert P. O'Meara                495,886     2.83%             115,371
     J. Stephen Vanderwoude             1,250     0.01%                   0
     Donald J. Swistowicz              85,410     0.49%              35,560

     As a group (13 persons), all Directors, Director Nominees and Executive Officers own 2,332,939 shares (13.32%).

     The share amount shown for John M. O'Meara includes 55,172 shares of Common Stock which are owned by trusts over which Mr. O'Meara exercises voting and investment rights. Beneficial ownership of such shares is disclaimed by Mr. O'Meara.

     The Profit Sharing Plan and the ESOP own 868,530 (or 5.17%) and 83,519 (or 0.50%), respectively, of the shares of Common Stock. Pursuant to the Profit Sharing Plan and the ESOP, participants exercise voting rights with respect to the portion of the shares of Common Stock allocated to their accounts, and also direct the Trustee with respect to the investment of their accounts among the investment funds maintained under the Profit Sharing Plan. Accordingly, only those shares of Common Stock attributable to the Profit Sharing Plan and ESOP accounts of the persons and groups listed are included in the above table.

Right of First Refusal Agreements

     On June 22, 1994, the Company entered into "Right of First Refusal Agreements" with certain shareholders who directly own approximately 12% of the Company's outstanding Common Stock. The Agreements provide that if a shareholder dies and the shareholder's representative desires to sell any of the shareholder's shares of the Company's Common Stock, the representative must first offer such shares to the Company. The Agreements impose no obligation on the Company to purchase any such shares. If the Company elects to purchase such shares, the price to be paid would be equal to the fair market value of such shares as determined by reference to transactions reported for the Company's Common Stock on The NASDAQ Stock Market. The Directors who are parties to, or are affected by, these Agreements are: Andrew B. Barber; Robert E. Joyce; C.D. Oberwortmann; John M. O'Meara; and, Robert P. O'Meara. (Former Director Frank J. Turk died in November, 1995 beneficially owning 202,960 shares, or 1.3%, of the Company's Common Stock. Pursuant to the related Agreement with former Director Turk, 68,460 shares of such stock were purchased at fair market value by the Company from Director Turk's estate.)

Ownership Reports

     Section 16 of the Securities Exchange Act of 1934 requires directors, certain officers and certain other owners to periodically file notices of changes in beneficial ownership of Common Stock with the Securities and Exchange Commission. To the best of the Company's knowledge, during 1996 all required filings were timely submitted.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company, through certain of its subsidiaries, has made loans and had transactions with certain of its Executive Officers and Directors. However, all such loans and transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                              INDEPENDENT AUDITORS

     On August 21, 1996, upon the unanimous recommendation of the Audit Committee, the Board of Directors engaged the accounting firm of Ernst & Young LLP as the Company's independent auditors for 1996, replacing KPMG Peat Marwick LLP. During the Company's two fiscal years prior to 1996 and any interim period subsequent to December 31, 1995 through August 21, 1996, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events. KPMG Peat Marwick LLP's report on the Company's financial statements for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The Audit Committee currently intends to recommend the selection of independent auditors for 1997 at the May 1997 Board of Directors meeting.

                                 OTHER BUSINESS

     So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Shareholders and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters should be brought before the Annual Meeting, proxy holders would vote or act in accordance with their judgment on such matters.

                             SHAREHOLDER PROPOSALS

     Shareholders desiring to submit proposals to be voted upon by shareholders at the 1998 Annual Meeting must submit their proposals to the Corporate Secretary, at the Company's executive offices in Itasca, Illinois, no later than November 8, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and to the provisions of the Company's Restated Certificate of Incorporation.

                   By Order of the Board of Directors:


                   /s/ Alan R. Milasius
                   Alan R. Milasius, Senior Vice President & Corporate Secretary

                                     PROXY
                          FIRST MIDWEST BANCORP, INC.

              Proxy Solicited on Behalf of the Board of Directors
            Annual Meeting of Shareholders to be Held April 16, 1997

I, the undersigned shareholder of First Midwest Bancorp, Inc. (the "Company"), hereby appoint Donald J. Swistowicz, James M. Roolf and Barbara E. Briick, or any of them, the true and lawful attorney of the undersigned, with full power of substitution, to appear and act as proxies of the undersigned, and to vote, as designated below, all the shares of Common Stock of the Company held on record by the undersigned on February 20, 1997 at the Annual Meeting of Shareholders of the Company to be held on April 16, 1997 or any adjournment(s) thereof as fully as the undersigned might or could do if personally present.

               (Continued and to be signed on the reverse side.)

  Please mark, sign and date this proxy card and return it promptly using the enclosed envelope.


1.   ELECTION OF DIRECTORS: Bruce S. Chelberg; Joseph W. England; Robert P.
     O'Meara.
     FOR    WITHHELD    FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):


2. In their discretion on any other item of business as may properly come before the Annual Meeting or any adjournment(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all Nominees for Director, and as to any other item of business as may properly come before the Annual Meeting or any adjournment(s) thereof, it will be voted in the discretion of the named Proxies.


SIGNATURE(S) & DATE
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                      DIRECTION CARD (Profit Sharing Plan)

                          FIRST MIDWEST BANCORP, INC.
        First Midwest Bancorp Savings and Profit Sharing Plan and Trust
          Direction for Voting Shares of the Company Held in the Trust
            Annual Meeting of Shareholders to be Held April 16, 1997

I hereby direct the Trustee, First Midwest Trust Company, N.A. or any successor Trustee, to vote, as designated below, all the shares of Common Stock of First Midwest Bancorp, Inc. (the"Company") subject to voting direction by the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 16, 1997 or any adjournment(s) thereof.

               (Continued and to be signed on the reverse side.)

Please mark, sign and date this Direction Card and return it promptly using the enclosed envelope.


1.   ELECTION OF DIRECTORS: Bruce S. Chelberg; Joseph W. England; Robert P.
     O'Meara.
     FOR    WITHHELD    FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):


2. In their discretion on any other item of business as may properly come before the Annual Meeting or any adjournment(s) thereof.

These directions are requested by the Trustee with regard to the voting of a Proxy solicited by the Company's Board of Directors from the Trustee as the record owner of shares held pursuant to the First Midwest Bancorp Savings and Profit Sharing Plan and Trust. If no instruction is made on this Direction Card, the shares represented hereby will be voted FOR the election of all Nominees for Director, and as to any other item of business as may properly come before the Annual Meeting or any adjournment(s) thereof, it will be voted in the discretion of the Trustee.


SIGNATURE & DATE
NOTE:  Please sign exactly as name appears hereon.

                             DIRECTION CARD (ESOP)

                          FIRST MIDWEST BANCORP, INC.
         First Midwest Bancorp Employee Stock Ownership Plan and Trust
          Direction for Voting Shares of the Company Held in the Trust
            Annual Meeting of Shareholders to be Held April 16, 1997

I hereby direct the Trustee, First Midwest Trust Company, N.A. or any successor Trustee, to vote, as designated below, all the shares of Common Stock of First Midwest Bancorp, Inc. (the "Company") subject to voting direction by the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 16, 1997 or any adjournment(s) thereof.

1.   ELECTION OF DIRECTORS: Bruce S. Chelberg; Joseph W. England; Robert P.
     O'Meara.
     FOR    WITHHELD    FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):


2. In their discretion on any other item of business as may properly come before the Annual Meeting or any adjournment(s) thereof.

               (Continued and to be signed on the reverse side.)

Please mark, sign and date this Direction Card and return it promptly using the enclosed envelope.


These directions are requested by the Trustee with regard to the voting of a Proxy solicited by the Company's Board of Directors from the Trustee as the record owner of shares held pursuant to the First Midwest Bancorp Employee Stock Ownership Plan and Trust. If no instruction is made on this Direction Card, the shares represented hereby will be voted FOR the election of all Nominees for Director, and as to any other item of business as may properly come before the Annual Meeting or any adjournment(s) thereof, it will be voted in the discretion of the Trustee.

SIGNATURE & DATE
NOTE:  Please sign exactly as name appears hereon.